EXHIBIT 10.2

CHANGE IN TERMS AGREEMENT

Principal $1,000,000.00	Loan Date 02-24-2006	Maturity 04-30-2006	Loan No 26	Call / Coll	Account 824-1400008	Officer	Initials

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing " * * * " has been omitted due to text length limitations.

Borrower:	HICKOK INCORPORATED 10514 DUPONT AVENUE CLEVELAND, OH 44108	Lender:	THE HUNTINGTON NATIONAL BANK Cleveland Commercial Lending P. 0. Box 341470 - NC1W25 Columbus, OH 43234-9909

Principal Amount: $1,000,000.00	Date of Agreement: 2/28/06

DESCRIPTION OF EXISTING INDEBTEDNESS. Pursuant to a certain Business Loan Agreement to be executed contemporaneously herein, Borrower executed and delivered to Lender a certain Promissory Note dated February 18, 2005 in the Principal Amount of One Million and 00/100 Dollars ($1,000,000.00) (hereinafter referred to as the "Note") bearing interest at a rate set forth therein, with the Principal Amount and accrued interest due and payable as provided for therein.

DESCRIPTION OF COLLATERAL.  To secure the obligations under said Note, Borrower executed and delivered to lender a certain Commercial Security Agreement, financing statements, and other related documents granting Lender a security interest in certain property as further described therein.

DESCRIPTION OF CHANGE IN TERMS.  Effective as of the date hereof:

The first sentence of the section of said Note captioned "PAYMENT." shall be amended to read as follows:

Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 30, 2006.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PROCESSING FEE.  Borrower shall pay to Lender on the date of this Agreement a processing fee in the amount of $0.00. Lender and Borrower agree that the fee shall be fully earned by Lender on the date of this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

HICKOK INCORPORATED

By: /s/ Robert L. Bauman
Robert L. Bauman,   President of HICKOK INCORPORATED

LENDER:

THE HUNTINGTON NATIONAL BANK

By: /s/ Kiley Smith
Authorized Signer